EXHIBIT 23(e)


                              CONSENT OF COUNSEL TO
                          TXU EASTERN HOLDINGS LIMITED
                                       AND
                           TXU EASTERN FUNDING COMPANY
                               ("the Registrants")



     We hereby consent to the use of our name as counsel in the Registration Statement on Form S-4 filed by the Registrants with the Securities and Exchange Commission, under the Securities Act of 1933, on or about the date hereof.



                                                     NORTON ROSE


                                                     By /s/ Norton Rose
                                                       ----------------


July 2, 1999
London, England